EXHIBIT 99


                          PRECISION STANDARD INC.
                             1225 17th Street
                                Suite 1800
                          Denver, Colorado 80202
                               302-292-6565
                             Fax 303-292-6611


December 20, 1996

Mr. Dale B. Baylet
Partner
Coopers & Lybrand
Management Consulting Services
1100 Campanile Building
1155 Peachtree Street
Atlanta, GA 30309

Dear Dale:

As you know, the management of PSI has for some time been looking into every aspect of its operations in an effort to reduce costs and improve profitability.

In concert with this effort, the Audit Committee of the Board has directed management to research and evaluate ways to reduce the Company's annual audit expenses, including a re-compete for our account.

Accordingly, I would be grateful if you would review the anticipated scope of this year's audit and advise me of its likely cost at your earliest possible convenience as the Committee wishes to make any necessary decisions very early in January.

I look forward to hearing from you soonest.

Best regards for the holidays.

Sincerely,

/s/ Matthew L. Gold

Matthew L. Gold
Chairman, President
and Chief Executive Officer

MLG:vss